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                                                                      EXHIBIT 21


                           SUBSIDIARIES OF REGISTRANT


1.    Jungle Jim's Playlands of Texas, Inc.
2.    Jungle Jim's Playlands of Utah, Inc.
3.    Jungle Jim's Playlands of Kansas, Inc.
4.    Jungle Jim's Playlands of Arizona, Inc.
5.    Jungle Jim's Playlands of Maryland, Inc.
6.    Jungle Jim's Playlands Leasing, Inc.
7.    Jungle Jim's Playlands Franchise Systems, Inc.
8.    Childrens Amusement of San Antonio, Inc.
9.    Jeepers! of New Jersey, Inc.
10.   Jeepers! of Virginia, Inc.
11.   Jeepers! of Olathe, Inc.
12.   Jeepers! of Des Plaines, Inc.
13.   Jeepers! of Norridge, Inc.
14.   Jeepers! of Macomb, Inc.
15.   Jeepers! of Wonderland, Inc.
16.   Jeepers! of Crossgates Commons, Inc.
17.   Jeepers! of Walden, Inc.
18.   Jeepers! of Glen Burnie, Inc.
19.   Jeepers! of Nyack, Inc.
20.   Jeepers! of Kingston, Inc.
21.   Jeepers! of Auburn Hills, Inc.
22.   Jeepers! of Michigan, Inc.
23.   Jeepers! of Illinois, Inc.
24.   Jeepers! of Missouri, Inc.